UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

MoviePass Transaction

The following does not purport to be a complete description of the MoviePass SPA, the NPA, the MoviePass Note, the Helios Note, Form of Investors’ Rights Agreement, Form of Voting Agreement, Form of MoviePass Voting and Support Agreement, Form of HMNY Voting and Support Agreement, Form of MoviePass Lockup Agreement, Form of HMNY Lockup Agreement, Form of HMNY Voting Proxy and the Form of MoviePass Voting Proxy described in this Current Report on Form 8-K (this “Current Report”) and each is qualified in its entirety by reference to the full text of such document. Such documents are attached as exhibits to this Current Report and are incorporated herein by reference.

MoviePass SPA

On August 15, 2017 (the “Signing Date”), Helios and Matheson Analytics Inc., a Delaware corporation (“HMNY”), and MoviePass Inc., a privately held Delaware corporation (“MoviePass”), entered into a Securities Purchase Agreement (the “MoviePass SPA”), pursuant to which HMNY agreed to purchase shares of common stock of MoviePass (the “MoviePass Shares”) equal to fifty one percent (51%) of the then outstanding shares of MoviePass’ common stock (“MoviePass Common Stock”) for an aggregate purchase price of up to $27,000,000 (the “Maximum Purchase Price”), subject to the satisfaction or waiver of certain conditions set forth in the MoviePass SPA (the “MoviePass Transaction”). MoviePass is a subscription-based service that allows moviegoers to see a number of movies in movie theaters for a monthly fee.

MoviePass further agreed that upon conversion of convertible notes to be purchased by Helios for $1,000,000 in connection with the Closing (as defined below), MoviePass will issue the shares of MoviePass Common Stock issuable under such notes; provided, that in the event that the number of shares of MoviePass Common Stock to be issued thereunder is less than two percent (2%) of the then outstanding shares of MoviePass Common Stock (on a fully-diluted basis, giving effect to the payment or conversion of any notes that convert into MoviePass capital stock that are outstanding immediately prior to the Closing, but excluding any outstanding options to purchase shares of MoviePass Common Stock and warrants to purchase shares of MoviePass’s capital stock and the shares of MoviePass Common Stock issuable upon conversion of the Kelly Note), MoviePass agreed that such notes will be convertible into such number of shares of MoviePass Common Stock to provide HMNY with the foregoing two percent (2%) interest under such notes.

Upon the approval of the MoviePass Transaction by the stockholders of MoviePass holding at least a majority of the outstanding shares of MoviePass Common Stock, HMNY will loan MoviePass $4,950,000 in cash, pursuant to a Second Amended and Restated Subordinated Convertible Note Purchase Agreement (the “NPA”), whereby in exchange for such cash payment, HMNY will receive a subordinated convertible promissory note of MoviePass (the “MoviePass Note”) in the principal amount of $5,000,000, which includes an additional $50,000, which was advanced by HMNY to MoviePass prior to the Signing Date for legal and audit expenses (the “Initial Cash Payment”). The MoviePass Note will bear interest at a rate of 6% per annum. Pursuant to the MoviePass Note, HMNY will have (i) a right of first refusal with respect to any Next Equity Securities (as defined therein) and (ii) a right of first look and a right of last look with respect to transactions in which MoviePass solicits, initiates or encourages (including by way of furnishing nonpublic information), or takes any other action to knowingly facilitate, any inquiries or the makings of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Acquisition Transaction (as defined therein).

At the closing of the MoviePass Transaction (the “Closing”), in exchange for the MoviePass Shares, Helios will issue MoviePass (i) 3,333,334 unregistered shares (the “HMNY Closing Shares”) of HMNY’s common stock, par value $.01 per share (“HMNY Common Stock”), for a total agreed upon value of approximately $10,000,000; and (ii) a promissory note in the principal amount of $10,000,000 (the “Helios Note”). Of the Helios Closing Shares, 666,667 shares shall be subject to forfeiture by MoviePass if MoviePass fails to achieve either of the following two milestones within the specified time frame: (A) within one year after the Closing, subscribers to MoviePass’ MoviePass product shall have exceeded on at least one (1) day 100,000 subscribers (such number of subscribers to be determined based upon the number of registered accounts on the MoviePass server that have contracted with MoviePass (through a 3rd party or otherwise) to use the MoviePass product not including any account that has notified MoviePass that it desires to cancel its use of the MoviePass product), and (B) the Common Stock shall have been listed on The Nasdaq Stock Market (“Nasdaq”) or New York Stock Exchange (“NYSE”) by January 31, 2018 (unless such failure to be listed is remedied within sixty (60) calendar days thereafter)

Pursuant to the Helios Note, Helios has agreed to (i) fund $5,000,000, plus all accrued interest thereon, on the 90th calendar day following the Closing and (ii) pay $5,000,000, plus all accrued interest thereon, on the later of the 180th calendar day following the Closing or when the MoviePass Common Stock becomes listed on Nasdaq or NYSE. If MoviePass is not listed on such an exchange on or before June 1, 2018 (the “Extended Listing Maturity Date”), then, within ten (10) business days thereafter, HMNY will redeem the outstanding principal (not to exceed $5,000,000) and accrued unpaid interest thereon as of the Extended Listing Maturity Date (the “Redemption Amount”) in exchange for HMNY tendering to MoviePass for immediate cancellation such number of MoviePass Shares in consideration of the immediate and automatic cancellation of HMNY’s obligation to repay any outstanding principle and accrued interest thereunder.

In addition, at the Closing, the MoviePass Note will automatically be deemed satisfied in full pursuant to the issuance of the MoviePass Shares and will no longer be outstanding. To the extent the MoviePass Transaction is not consummated prior to the termination of the MoviePass SPA, then the MoviePass Note will remain outstanding in accordance with its terms.

If MoviePass’ subscription service exceeds 150,000 subscribers on at least one (1) day within 15 months after the Closing, then, in addition to the HMNY Closing Shares, HMNY will issue to MoviePass 666,667 additional unregistered shares of HMNY Common Stock for a total agreed upon value of $2,000,000 (the “HMNY Milestone Shares” and together with the HMNY Closing Shares, the “HMNY Shares”) (the agreed upon value per share and number of shares are subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting the HMNY Common Stock). HMNY plans to issue the HMNY Shares described herein in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

From the Closing until the first anniversary of the Closing, if MoviePass issues and/or sells any shares of MoviePass Common Stock, including upon exercise or conversion of any Common Stock Equivalents (as defined in the MoviePass SPA), MoviePass will promptly issue to HMNY a certificate or certificates evidencing such number of shares of MoviePass Common Stock as is necessary for HMNY to maintain its ownership percentage of fifty-one percent (51%) of the then outstanding shares of MoviePass Common Stock. If HMNY sells or otherwise transfers any of the MoviePass Shares during the period from the Closing until the first anniversary of the Closing the above fifty-one percent (51%) ownership percentage will be adjusted to reflect the MoviePass Shares transferred.

At or prior to the Closing, HMNY and MoviePass will each enter into a lock-up agreement (with respect to HMNY, the “HMNY Lock-Up Agreement” and with respect to MoviePass, the “MoviePass Lock-Up Agreement” and collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each of MoviePass and HMNY will agree that from the date of the lock-up agreement and ending on the later of one (1) year from the date thereof or six (6) months after the date on which shares of MoviePass Common Stock began trading on The Nasdaq Stock Market or New York Stock Exchange, neither MoviePass nor HMNY (i) shall sell, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on MoviePass’ or HMNY’s voting rights, engage in any hedging or other transaction which is designed to, or which reasonably could be expected to lead to or result in a sale or disposition of, the HMNY Shares or the MoviePass Shares.

At or prior to the Closing, HMNY and MoviePass will enter into a voting proxy agreement, pursuant to which HMNY will grant a proxy in favor of Mitch Lowe, in his capacity as the Chief Executive Officer of MoviePass, with respect to the MoviePass Shares (the “HMNY Voting Proxy”). At or prior to the Closing, HMNY and MoviePass will also enter into a voting proxy agreement, pursuant to which MoviePass will grant a proxy in favor of Theodore Farnsworth , in his capacity as the Chief Executive Officer of HMNY, with respect to the HMNY Shares (the “MoviePass Voting Proxy”).

The obligation of the parties to consummate the MoviePass Transaction is subject to a number of closing conditions, including, among other conditions:

●	HMNY’s stockholders shall have approved the MoviePass Transaction, the Financing (as defined below) and the other transactions contemplated by the MoviePass SPA (the “HMNY Stockholder Approval”);

●	MoviePass’ stockholders shall have approved the MoviePass Transaction and the other transactions contemplated by the MoviePass SPA (the “MoviePass Stockholder Approval”);

●	HMNY shall have consummated the Financing; and

●	the approval of the Nasdaq to list the HMNY Shares to be issued in the MoviePass Transaction.

The MoviePass SPA contains certain other termination rights for each of HMNY and MoviePass, including the right of each party to terminate the MoviePass SPA if the MoviePass Transaction has not been completed within twelve months after the Signing Date. In the event that either HMNY or MoviePass terminate the MoviePass SPA due to (i) a breach by the other party of any of its representations, warranties, covenants or agreements contained in the MoviePass SPA or (ii) any representation or warranty of such party becoming untrue or inaccurate, in any case, which would result in a failure of a condition to be satisfied and the breach or inaccuracy is incapable of being cured or is not cured within the earlier of twenty (20) days after written notice of such breach or inaccuracy is provided by such terminating party or twelve months after the Signing Date, the breaching party will be required to pay the terminating party’s actual, reasonable out-of-pocket costs and expenses incurred in connection with the MoviePass Transaction in an amount up to $250,000.

Pursuant to the terms of a voting agreement (the “Voting Agreement”) to be entered into at or prior to the Closing by HMNY, MoviePass and certain stockholders of MoviePass, subject to applicable rules and regulations, the Chief Executive Officer of HMNY will have the right to designate two directors to the board of directors of MoviePass and the Chief Executive Officer of MoviePass will have the right to designate three directors of the board of directors of MoviePass. In accordance with the terms of the Voting Agreement, each party will be required to vote in favor of such designees. HMNY has also agreed to appoint Mitch Lowe as a director on the board of directors of HMNY in connection with the Closing.

Pursuant to the terms of an investors’ rights agreement (the “Investors’ Rights Agreement”) to be entered into at or prior to the Closing by HMNY, MoviePass and certain stockholders of MoviePass, HMNY and the stockholders party to such agreement will be entitled to certain information rights, including access to financial information and inspections rights. In addition, HMNY will receive the right to approve certain MoviePass corporate actions.

Transaction Voting and Support Agreements of Certain HMNY Stockholders and MoviePass Stockholders

Concurrently with the execution of the MoviePass SPA, the holders of approximately 49% of the outstanding shares of HMNY Common Stock entered into transaction voting and support agreements (the “HMNY Voting and Support Agreements”) and the majority stockholders of MoviePass have also entered into transaction voting and support agreements (the “MoviePass Voting and Support Agreements” and together with the HMNY Voting and Supports Agreements, the “Voting and Support Agreements”), pursuant to which such stockholders have agreed to vote in favor of or consent in writing to the MoviePass Transaction and the other transactions contemplated by the MoviePass SPA (the “Voting and Support Agreements”).

Under the Voting and Support Agreements, such stockholders also agreed not to transfer, sell, offer to sell, exchange, assign, pledge or otherwise dispose of or encumber any of HMNY Common Stock or MoviePass Common Stock held by such holder (unless, with respect to any proposed transfer of the MoviePass Common Stock, the transferee agrees, in writing with HMNY, to be bound by the terms of the Voting and Support Agreement) prior to (i) the Closing; (ii) the termination of the MoviePass SPA in accordance with its terms; (iii) or a voluntary termination of such holder’s Voting and Support Agreement by the holder if the terms and conditions described in the MoviePass SPA or in any of the exhibits attached thereto are modified in any manner the result of which requires the company to seek stockholder approval for such modification.

The MoviePass SPA has been filed herewith as required by applicable regulations of the U.S. Securities and Exchange Commission (the “SEC”) and solely to inform investors of its terms. The MoviePass SPA contains representations, warranties and covenants, which were made only for the purposes of such agreement and as of specific dates, that were made solely for the benefit of the parties to the MoviePass SPA and are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the MoviePass SPA and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, HMNY. The holders of HMNY Common Stock and other investors are not third-party beneficiaries under the MoviePass SPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of HMNY or MoviePass or any of their respective subsidiaries or affiliates.

Sale of Senior Secured Convertible Notes and Warrants

The following does not purport to be a complete description of the Securities Purchase Agreement, the Senior Secured Convertible Notes, the Investor Warrant, the Investor Note, the Registration Rights Agreement, the Security and Pledge Agreement, the Guaranty, and the Voting and Lockup Agreements described in this Current Report and each is qualified in its entirety by reference to the full text of such document. Such documents are attached as exhibits to this Current Report and are incorporated herein by reference.

Capitalized terms used in the discussion below but not defined are defined in the form of Senior Secured Convertible Notes attached as Exhibit 4.3 to this Current Report.

Securities Purchase Agreement

On August 15, 2017, pursuant to a Securities Purchase Agreement (“SPA”) entered into by HMNY and an institutional investor (the “Investor”), HMNY agreed to sell and issue (1) Senior Secured Convertible Notes to the Investor in the aggregate principal amount of $10,300,000 (each, a “Note” and collectively, the “Notes”), consisting of (i) a Series A Note in the principal amount of $1,250,000 (the “Initial Series A Note”), (ii) a second Series A Note in the principal amount of $8,800,000 (the “Additional Series A Note”, collectively with the Initial Series A Note, the “Series A Notes”), and (iii) a Series B Note in the principal amount of $250,000, and (2) a warrant to purchase shares of HMNY Common Stock that would be issuable upon full conversion of the February Notes (as defined herein) immediately following the Closing Date (as defined herein), exercisable for a period of five years at an exercise price of $3.25 per share (the “Investor Warrant”), for consideration consisting of (i) a cash payment of $220,000, and (ii) a secured promissory note payable by the Investor to HMNY (the “Investor Note”) in the principal amount of $8,800,000 (the “Investor Note Principal”) (collectively, the “Financing” and together with the MoviePass Transaction, the “Transactions”). The Financing will be consummated pursuant to the exemption from registration provided by Rule 506(b) promulgated under the Securities Act.

If HMNY proposes to undertake a subsequent offering of its securities, subject to certain customarily exempt securities, at any time on or prior to the later of (x) the date the Notes held by the Investor are no longer outstanding and (y) the second anniversary of the Closing Date, the Investor will have the right to subscribe for up to 50% of the securities offered.

Immediately prior to the closing of the Financing, the Investor will prepay (i) $5,000,000 of that certain promissory note of the Investor (the “February Investor Note”) issued as payment of the purchase price of the secured senior convertible notes issued by HMNY to the Investor (the “February Notes”) pursuant to a Securities Purchase Agreement dated February 7, 2017 (the “February SPA”) and (ii) $230,000 of that certain promissory note of the Investor (the “December Investor Note”) issued as payment of the purchase price of the secured convertible notes issued by HMNY to the Investor (the “December Notes”) pursuant to a Securities Purchase Agreement dated December 1, 2016 (the “December SPA”). In consideration of the prepayment, HMNY agreed that the Series B Note, upon issuance, constitutes a Variable Price Security (as defined in the February Notes and the December Notes) and, from and after the closing, any holder of a February Note shall have the right to substitute the Alternate Conversion Price as defined in the Series B Note for the conversion price in the February Notes, and any holder of a December Note shall have the right to substitute the Alternate Conversion Price as defined in the Series B Note for the conversion price in the December Notes. The Investor agreed that MoviePass shall not be required to be a Grantor under the security agreements pursuant to the February SPA and the December SPA.

The SPA requires HMNY to reimburse the Investor for all reasonable costs and expenses incurred by the Investor or its affiliates in connection with the structuring, documentation, negotiation and closing of the Financing. HMNY will use the net proceeds from the sale of the Notes and the Investor Warrant and the prepayment under the February Investor Note and the December Investor Note to pay (i) $5,000,000 in cash to MoviePass upon signing of the MoviePass SPA in exchange for a convertible note of MoviePass; (ii) up to $10,000,000 to MoviePass pursuant to a subordinated convertible promissory note to be issued by HMNY to MoviePass upon the closing of the transactions contemplated by the MoviePass SPA, in accordance with the terms thereof; and (iii) for general corporate purposes.

On or prior to October 31, 2017, HMNY will convene a special meeting of stockholders, subject to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to approve resolutions providing for the issuance of all of the Notes, the Investor Warrant, and the shares of HMNY Common Stock convertible pursuant to the Notes or exercisable pursuant to the Investor Warrant (collectively, the “Securities”) in accordance with Nasdaq Listing Rule 5635 (the “Financing Stockholder Approval”). If HMNY fails to obtain the Financing Stockholder Approval by October 31, 2017, HMNY shall cause an additional stockholder meeting to be held on or prior to December 31, 2017. If HMNY fails to obtain the Financing Stockholder Approval by December 31, 2017, it shall cause an additional stockholder meeting to be held semi-annually thereafter until such Financing Stockholder Approval is obtained.

Investor Note

The Investor Note will be payable in full eight months from the date of issuance (the “Closing Date”). The Investor’s obligation to pay HMNY the Investor Note Principal pursuant to the Investor Note is to be secured by $8,800,000, in the aggregate, in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country. HMNY will receive the applicable portion of the Investor Note Principal then due upon each voluntary or mandatory prepayment of the Investor Note. On or after August 31, 2017 (or earlier if HMNY permits), the Investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part. The Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of Notes – At any time (i) if HMNY receives a conversion notice from the Investor in which all, or any part of the Notes to be converted included any Restricted Principal (as defined herein), and (ii) the Investor receives a confirmation from HMNY’s transfer agent that it has been irrevocably instructed by HMNY to deliver to the Investor the shares of HMNY Common Stock to be issued pursuant to the conversion notice.

(2) Mandatory Prepayment upon Mandatory Prepayment Notices – HMNY may require the Investor to prepay the Investor Note by delivering a mandatory prepayment notice to the Investor, subject to (i) the satisfaction of certain equity conditions, and (ii) the Investor’s receipt of a valid written notice by HMNY electing to effect a mandatory conversion of Restricted Principal (defined as $8,800,000 of the principal amount of the Additional Series A Note), not in excess of the Maximum Mandatory Share Amount or the Maximum Mandatory Conversion Amount (each as defined below under the heading Conversion of the Notes).

The Investor Note also contains certain optional offset rights of HMNY and the Investor, which if exercised, would reduce the amount outstanding under the Notes and the Investor Note by the same amount and, accordingly, the cash proceeds received by HMNY from the Investor pursuant to the Financing.

The Notes

Principal Amount

The aggregate principal amount of the Notes will be $10,300,000.

Maturity Date

Unless earlier converted or redeemed, the Notes mature 8 months from the Closing Date.

 Interest and Payment of Interest

The Notes will bear interest at a rate of 6% per annum, subject to an increase to 12% during the first 30 days following the occurrence and continuance of an Event of Default and to 18% thereafter (the “Default Rate”). Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months.

No interest shall accrue under the Initial Series A Note unless and until an Event of Default has occurred, in which event the Default Rate will apply. Accrued and unpaid interest is payable by way of inclusion of such interest in the Conversion Amount or upon any redemption or any required payment upon any Bankruptcy Event of Default. Interest shall cease to accrue on the calendar day immediately following the date of cure.

Interest on the Additional Series A Note and the Series B Note will be payable in arrears commencing on October 1, 2017 and on the first Trading Day of each calendar quarter thereafter and, so long as the Equity Conditions have been satisfied, may be paid in shares of HMNY Common Stock at HMNY’s option. HMNY may also elect to pay interest in whole or in part in cash.

Conversion of the Notes

Subject to certain beneficial ownership limitations described below, the Investor may, at any time, elect to convert the Notes into shares of HMNY Common Stock at the Conversion Price, provided that the conversion under the Additional Series A Note may not commence until no December Notes, February Notes, Series B Notes or Initial Series A Notes remain outstanding. The Conversion Price is $4.00 under the Series A Notes and $3.00 under the Series B Note.

The Investor also will have the right to convert the Notes into shares of HMNY Common Stock at the Alternate Conversion Price, subject to certain beneficial ownership limitations described below. The Alternate Conversion Price is defined as the lowest of :

(1) (i) the Conversion Price of $4.00, and (ii) the Floor Price then in effect, for the Initial Series A Note;

(2) (i) the Conversion Price of $4.00, and (ii) the greater of (I) the Floor Price then in effect and (II) 85% of the quotient of (x) the sum of the volume weighted average price of HMNY Common Stock for each of the five consecutive Trading Days ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (y) 5, for the Additional Series A Note;

(3) (i) the Conversion Price of $3.00, and (ii) during the period commencing on the Closing Date through the Adjustment Date, the greater of (A) the Floor Price of $3.00 and (B) 85% of the lowest VWAP of any Trading Day during the twenty consecutive Trading Day period ending and including the applicable Alternate Conversion Date, and (iii) after the Adjustment Date, the greater of (I) the Floor Price of $0.50 and (II) 85% of the quotient of (x) the sum of the VWAP of HMNY Common Stock for each of the five consecutive Trading Days ending and including the applicable Alternate Conversion Date, divided by (y) 5, for the Series B Note.

The “Adjustment Date” is (x) the fortieth (40th) calendar day anniversary of the Closing Date if HMNY obtains the approval of the Principal Market (the “Nasdaq Approval”) or, (y) otherwise, the fiftieth (50th) calendar day anniversary of the Closing Date. The “Floor Price” is $4.00 (or, solely with respect to the calculation of the aggregate number of Interest Shares to be delivered to the Investor on any given Interest Date at any time either a Price Failure or Volume Failure exists, $0.50) for the Series A Notes; or (i) during the period commencing on the Closing Date through and including the Adjustment Date, $3.00 or (ii) after the Adjustment Date, $0.50, for the Series B Notes.

If the Equity Conditions are satisfied, HMNY may require the Investor to convert all or any part of the Notes, up to the Maximum Mandatory Share Amount and the Maximum Mandatory Conversion Amount (each, a “Mandatory Conversion”). If on the fifth Trading Day immediately following a Mandatory Conversion Date and on each fifth Trading Day thereafter through and including the fifteenth Trading Day immediately following such Mandatory Conversion Date (each, a “True-Up Date”), the True-Up Price is less than the applicable Mandatory Conversion Price, HMNY must deliver to the Investor an additional number of shares of HMNY Common Stock equal to the difference between the number of shares of HMNY Common Stock delivered to the Investor as a result of the Mandatory Conversion and the number of shares determined by dividing the principal, interest and late charges converted by the True-Up Price. The “True-Up Price” is defined as 85% of the lowest volume weighted average price of HMNY Common Stock on the Trading Day with the lowest volume weighted average price during the 15 consecutive Trading Days following the Mandatory Conversion.

“Mandatory Conversion Date” means the third Trading Day following the delivery by HMNY of a Mandatory Conversion Notice.

“Mandatory Conversion Price” means, with respect to any Mandatory Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Mandatory Conversion Date, and (ii) 80% of the sum of (A) the volume weighted average price of HMNY Common Stock for each of the 3 Trading Days with the lowest volume weighted average price of HMNY Common Stock during the 20 consecutive Trading Day period ending on and including the Trading Day immediately prior to the applicable Mandatory Conversion Date divided by (B) 3.

“Maximum Mandatory Share Amount” with respect to any Mandatory Conversion Date means 100% of the quotient of (x) the sum of the composite aggregate daily share trading volume of the common stock for each Trading Day during the 5 Trading Day period ending and including the Trading Day immediately prior to the applicable Mandatory Conversion Notice Date, divided by (y) 5.

“Maximum Mandatory Conversion Amount” with respect to any Mandatory Conversion Date means the difference of (x) $500,000 less (y) the sum of each Conversion Amount converted under the applicable Note during the 5 Trading Day period ending and including the applicable Mandatory Conversion Date.

Beneficial Ownership Limitations on Conversion and Issuance

In addition to the conversion limitations described above, the Notes may not be converted and shares of HMNY Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of HMNY Common Stock. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to HMNY.

Redemption of the Notes

Provided there has been no Equity Conditions Failure, HMNY will have the right to redeem all, but not less than all, of the amounts remaining unpaid under the Notes. The portion of the Notes subject to redemption can be redeemed by HMNY in cash at a price equal to 115% of the amount being redeemed. In the event of a Change of Control, the Investor may require HMNY to redeem the Notes in cash at the Change of Control Redemption Price (as defined in the Notes).

Events of Default

The Notes contain standard and customary Events of Default including but not limited to: (i) failure to register HMNY Common Stock within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement; (ii) failure to maintain the listing of HMNY Common Stock; (iii) failure to make payments when due under the Notes; (iv) breaches of covenants and (iv) bankruptcy or insolvency.

Following an Event of Default, the Investor may require HMNY to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of HMNY Common Stock, at the election of the Investor, at a price equal to the Event of Default Redemption Price.

HMNY must immediately redeem the Notes in cash upon the occurrence of a Bankruptcy Event of Default.

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 125% of the principal, interest and late charges to be redeemed and (ii) the product of (X) the principal, interest and late charges to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest Closing Sale Price of HMNY Common Stock on any Trading Day during the period commencing on the date preceding such Event of Default and ending on the date HMNY makes the entire payment required to be made under the Notes.

In addition, following an Event of Default, the Investor will have the right to convert the Notes at the “Alternate Conversion Event of Default Price” which means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) 75% of the lowest volume weighted average price of HMNY Common Stock for each of the 30 consecutive Trading Days ending and including the Trading Day of delivery or deemed delivery of the applicable Conversion Notice.

Fundamental Transactions

The Notes will prohibit HMNY from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, assumes in writing all of HMNY’s obligations under the Notes. The transactions contemplated under the Purchase Agreement shall not be deemed, either individually or collectively, as a “Fundamental Transaction” under the Notes.

New Debt

With the exception of Permitted Indebtedness HMNY will agree that for a period of 90 days following payment in full of the Notes, it will not incur any other debt.

Security and Pledge Agreements and Guaranty

On the Closing Date, HMNY and its wholly-owned subsidiaries Zone Technologies, Inc. (“Zone”) and HMNY Zone Loan LLC will each enter into a Security and Pledge Agreement in favor of the Investor as Collateral Agent. Pursuant to such Security and Pledge Agreements, the Notes will be secured by a perfected first priority security interest in all of the assets of HMNY, Zone and HMNY Zone Loan LLC, subject to Permitted Liens.

Zone and HMNY Zone Loan LLC will also provide a Guaranty to the Investor as Collateral Agent whereby they guarantee the punctual payment of all obligations that accrue after the commencement of any insolvency proceeding of HMNY, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Financing documents, and agree to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under the Guaranty or any other Financing document.

Investor Warrant

In addition to the Notes, HMNY will issue a 5-year warrant to the Investor on the Closing Date (the “Investor Warrant”) for the purchase of 60% (or, if the Nasdaq Approval is not obtained, 80%) shares of HMNY Common Stock that would be issuable upon full conversion of the February Notes immediately following the Closing Date (the “Warrant Shares”), at an exercise price of $3.25 per share, subject to adjustment provided under the Investor Warrant. If, after the six-month anniversary of the issuance date of the Investor Warrant, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Investor, then the Investor Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”. The Investor Warrant may not be exercised if, after giving effect to the exercise the Investor, together with its Attribution Parties (as defined in the Investor Warrant), would beneficially own in excess of 9.99% of the number of shares of HMNY Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to HMNY.

On or after the date of the SPA (the “Subscription Date”) and on or prior to the forty-second month anniversary of the Closing Date if the Nasdaq Approval is obtained, if HMNY issues or sells common stock, or convertible securities or options issuable or exchangeable into HMNY Common Stock (a “New Issuance”), under which such common stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Investor Warrant will be adjusted to the New Issuance price in accordance with the formulas provided in the Investor Warrant. Upon any adjustment to the exercise price, the number of Warrant Shares that may be purchased upon exercise of the Investor Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of Warrant Shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment. In addition, if HMNY sells Variable Price Securities (as defined in the Investor Warrant) after the Subscription Date, the Investor will have a right to substitute the Variable Price (as defined in the Investor Warrant) for the exercise price under the Investor Warrant.

Registration Rights Agreement

Under the terms of a Registration Rights Agreement that will be entered into with the Investor on the Closing Date, HMNY is required to register for resale the shares of common stock that are issuable upon conversion of the Notes or upon exercise of the Investor Warrant, additional shares that could be used as payment of monthly interest plus an additional number of shares so that the total number of shares of common stock registered equals 125% of (i) the sum of the maximum number of shares issuable upon conversion of the Notes and (ii) the sum of the maximum number of shares issuable upon exercise of the Investor Warrant. The Registration Rights Agreement requires HMNY to file the registration statement within 30 days after the Closing Date and to have the registration statement declared effective 90 days after the Closing Date (or 120 days after the Closing Date if the registration statement is subject to review by the SEC).

The Registration Rights Agreement provides for the payment of liquidated damages of 1.5% of the product of (x) the number of shares of common stock required by the Registration Rights Agreement to be included in the registration statement and (y) the Closing Sale Price as of the Trading Day immediately prior to the date a Registration Delay Payment, defined as the failure to file the registration statement in the time required, the failure to have the registration statement declared effective in the time required, the failure to maintain the effectiveness of the registration statement or the failure to keep current public information in the marketplace.

HMNY is required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the Investor may sell all of the common stock issuable pursuant thereto without restriction pursuant to Rule 144 or (ii) the date on which all of the common stock covered by the registration statement shall have been sold.

Voting and Lockup Agreements

As a condition to closing the Financing, Theodore Farnsworth, the Chief Executive Officer and Chairman of the Board of HMNY and Helios & Matheson Information Technology Ltd. (“HMIT”), of which Muralikrishna Gadiyaram, a director of HMNY, is the chief executive officer, and its wholly-owned subsidiary, Helios & Matheson Inc. (collectively, the “Principal Stockholders”), who collectively own approximately 49% of the issued and outstanding HMNY Common Stock, will execute Voting and Lockup Agreements with HMNY. Pursuant to the Voting and Lockup Agreements, the Principal Stockholders agree to vote in favor of HMNY’s issuance of the Securities. The Voting and Lockup Agreements also require that, for a period beginning on the Closing Date and ending on the date when all of the principal outstanding under the Notes issued to the Investor consists of Restricted Principal thereunder, the Principal Stockholders will not (i) dispose of or agree to dispose of, directly or indirectly, any securities of HMNY, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of HMNY owned directly by the Principal Stockholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on the Principal Stockholders’ voting rights, charge or other encumbrance of any nature with respect to the Principal Stockholders’ securities in HMNY or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Principal Stockholders’ securities in HMNY or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing. Notwithstanding the foregoing, 100,000 shares of the shares owned by HMIT shall not be subject to the restriction on transfer or voting requirement under its Voting and Lockup Agreement once HMNY obtains the Financing Stockholder Approval, provided that such shares cannot be transferred on the day of the Financing Stockholder Approval or the day thereafter. .

Placement Agent Warrants

As partial payment for its placement agent services, Palladium Capital Advisors LLC (“Palladium”) will receive 5-year warrants (the “Placement Agent Warrants”) for the purchase of 8% of the number of shares of HMNY Common Stock into which the unrestricted principal of the Notes becomes convertible (the “Palladium Warrant Shares”), as and when applicable, at an exercise price equal to the greater of (i) the conversion price as applicable and (ii) the consolidated closing bid price of Company’s common stock on The NASDAQ Capital Market on the date Palladium becomes entitled to the warrant, without regard to any increase in shares issuable under a ratchet, “true up” or similar provision of the Notes. The Placement Agent Warrants cannot be exercised for a period of 6 months from the applicable date of issuance. If, after the first anniversary of the applicable issuance date of each Placement Agent Warrant, there is no effective registration statement registering, or no current prospectus available for, the resale of the Palladium Warrant Shares by Palladium, then the Placement Agent Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”. The Placement Agent Warrants may not be exercised if, after giving effect to the exercise Palladium, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of HMNY Common Stock outstanding immediately after giving effect to the issuance of the Palladium Warrant Shares. Upon not less than 61 days’ prior notice to HMNY, Palladium may increase or decrease the ownership limitation, provided that the ownership limitation in no event exceeds 9.99% of the number of shares of HMNY Common Stock outstanding immediately after giving effect to the issuance of the Palladium Warrant Shares.

Palladium will also receive 8% of the gross cash proceeds actually received by HMNY pursuant to payments by the Investor under the Notes and the Investor Warrant.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02.     Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2017, the board of directors of HMNY approved the grant of 500,000 unregistered shares of HMNY Common Stock to each of Theodore Farnsworth, Chief Executive Officer and Chairman of the board, and Muralikrishna Gadiyaram, a non-independent director and consultant of HMNY. Such unregistered shares will be issued upon completion of the transactions contemplated by the MoviePass SPA and stockholder approval, to the extent stockholder approval is required in accordance with Nasdaq Listing Rule 5635(c), and such shares will be subject to an 18 month lockup agreement. On that same day, the board of directors of HMNY also approved the grant of 50,000 unregistered shares of HMNY Common Stock to Parthasarathy (Pat) Krishnan, the Chief Innovation Officer of HMNY, which shall be subject to an 18 month lockup agreement.

Item 7.01.     Regulation FD.

On August 15, 2017, HMNY issued a press release relating to the MoviePass Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Securities Purchase Agreement, dated August 15, 2017, by and between HMNY and MoviePass.(1)
4.1*	Form of MoviePass Note.
4.2*	Form of Helios Note.
4.3*	Form of Senior Secured Convertible Notes to be issued by HMNY.
4.4*	Form of Investor Note to be issued by the Investor.
4.5*	Form of Investor Warrant.
10.1*	Form of Investors’ Rights Agreement.
10.2*	Form of Voting Agreement.
10.3*	Form of MoviePass Transaction Voting and Support Agreement.

10.4*	Form of HMNY Transaction Voting and Support Agreement.
10.5*	Form of MoviePass Lock-Up Agreement.
10.6*	Form of HMNY Lock-Up Agreement.
10.7*	Form of HMNY Voting Proxy.
10.8*	Form of MoviePass Voting Proxy.
10.9*	Form of Second Amended and Restated Note Purchase Agreement.
10.10*	Securities Purchase Agreement, dated August 15, 2017, by and between HMNY and the Investor.
10.11*	Form of Registration Rights Agreement.
10.12*	Form of Security and Pledge Agreement.
10.13*	Form of Guaranty.
99.1**	Press Release issued on August 15, 2017.

* Filed herewith.

** Furnished herewith.

(1) The schedules and similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and similar attachments are contained within the MoviePass SPA. HMNY hereby agrees to furnish a copy of any such omitted schedule or similar attachment to the SEC upon request.

Important Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This document relates to the MoviePass Transaction and the Financing, which will become the subject of separate proxy statements to be filed with the SEC by HMNY, and may be deemed to be solicitation material in respect of the Transactions. This document is not a substitute for the proxy statements that HMNY will file with the SEC or any other documents that HMNY may file with the SEC or send to stockholders in connection with the Transactions. Before making any voting decision, investors and security holders are urged to read the proxy statements and all other relevant documents filed or that will be filed with the SEC in connection with the Transactions as they become available because they will contain important information about the proposed transaction and related matters. Investors and security holders will be able to obtain free copies of the proxy statements and all other relevant documents filed or that will be filed with the SEC by HMNY through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement, once it is filed, from HMNY by accessing HMNY’s website at www.hmny.com or upon written request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

Participants in the Solicitation

HMNY, MoviePass and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from HMNY’s stockholders in connection with the Transactions, as applicable. Information regarding HMNY’S directors and executive officers is contained in the annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on April 14, 2017. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing HMNY’S website at www.hmny.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Transactions may be obtained by reading the proxy statement regarding the MoviePass Transaction and the Financing, as applicable, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Cautionary Statement on Forward-looking Information

Certain statements in this Current Report and its exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act and Section 21E of the Exchange Act (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding the expected completion of the transactions contemplated by the MoviePass SPA and the Financing and the time frame in which the completion of such transactions will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, conditions to the Closing may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the MoviePass SPA, and general economic conditions.

Such forward-looking statements are based on a number of assumptions. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Stuart Benson
Stuart Benson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Securities Purchase Agreement, dated August 15, 2017, by and between HMNY and MoviePass.(1)
4.1*	Form of MoviePass Note.
4.2*	Form of Helios Note.
4.3*	Form of Senior Secured Convertible Notes to be issued by HMNY.
4.4*	Form of Investor Note to be issued by the Investor.
4.5*	Form of Investor Warrant.
10.1*	Form of Investors’ Rights Agreement.
10.2*	Form of Voting Agreement.
10.3*	Form of MoviePass Transaction Voting and Support Agreement.
10.4*	Form of HMNY Transaction Voting and Support Agreement.
10.5*	Form of MoviePass Lock-Up Agreement.
10.6*	Form of HMNY Lock-Up Agreement.
10.7*	Form of HMNY Voting Proxy.
10.8*	Form of MoviePass Voting Proxy.
10.9*	Form of Second Amended and Restated Note Purchase Agreement.
10.10*	Securities Purchase Agreement, dated August 15, 2017, by and between HMNY and the Investor.
10.11*	Form of Registration Rights Agreement.
10.12*	Form of Security and Pledge Agreement.
10.13*	Form of Guaranty.
99.1**	Press Release issued on August 15, 2017.

* Filed herewith.

** Furnished herewith.

(1) The schedules and similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and similar attachments are contained within the MoviePass SPA. HMNY hereby agrees to furnish a copy of any such omitted schedule or similar attachment to the SEC upon request.